Stem, Inc. Announces First Quarter 2021 Financial Results

Revenue exceeds the high end of guidance
Reaffirms 2021 financial guidance

MILLBRAE, Calif. – May 17, 2021 – Stem, Inc. ("Stem" or the "Company") (NYSE:STEM), a global leader in artificial intelligence (AI)-driven clean energy storage services, announced today the financial results for the first quarter ended March 31, 2021. All financial and operating results included in this release are for the Stem business prior to the closing of the business combination with Star Peak Energy Transition Corp. (“Star Peak”). Based on the timing of the transaction close, the Company will not host an earnings call related to the first quarter results but will hold quarterly earnings calls starting with its second quarter 2021 results.

First Quarter 2021 Financial and Operating Highlights
•Revenues of $15.4 million vs. $4.1 million in the same quarter last year
•Gross Margin (GAAP) of (1)% vs. (34)% in the same quarter last year
•Non-GAAP Gross Margin of 19% vs. 1% in the same quarter last year
•Net Loss of $(82.6) million vs. $(17.5) million in the same quarter last year, which included a $66 million non-cash charge from the revaluation of warrants
•Adjusted EBITDA of $(4.1) million vs. $(9.7) million in the same quarter last year
•Contracted AUM of 1.10 gigawatt hours (GWh)
•12-month Pipeline of $1.43 billion
•Contracted Backlog increased to $221 million driven by strong year-over-year bookings growth of 150%

John Carrington, Chief Executive Officer of Stem, commented, “We are excited to announce strong first quarter results following the recent completion of our business combination with Star Peak. Revenue exceeded the high end of our guidance range, coupled with strong gross margin and Adjusted EBITDA performance. Our contracted backlog grew more than 20% sequentially, reflecting strong commercial momentum particularly in the Front of the Meter ("FTM") segment and a quickly growing end market. Looking forward, our sales, product development and operations teams continue to drive toward achieving our 2021 guidance and building momentum into 2022 and beyond. As the first publicly-traded pure-play smart storage company, our experience, industry-leading software, robust service offerings, and strong balance sheet will continue to differentiate Stem in this rapidly expanding market.”

Key metrics
$ millions unless otherwise noted
	Three Months Ended March 31,
	2021	2020
Financial metrics
Revenue	$15.4	$4.1
Gross Margin (GAAP)	$(0.1)	$(1.4)
Gross Margin (GAAP, %)	(1)%	(34)%
Non-GAAP Gross Margin	$2.9	$0.0
Non-GAAP Gross Margin (%)	19%	1%
Net Loss	$(82.6)	$(17.5)
Adjusted EBITDA	$(4.1)	$(9.7)
Operating metrics*
Contracted AUM (GWh)	1.10	0.48
12 Month Pipeline ($ billions)	$1.43	**
Contracted Backlog	$221	**
* at period end
** not available

First Quarter 2021 Financial and Operating Results

Financial Results

For the first quarter ended March 31, 2021, revenues increased 275% to $15.4 million versus $4.1 million in the same quarter last year. Higher hardware revenue from FTM partnership agreements, and more services revenue from host customer arrangements, drove the year-over-year increase.

Gross Margin (GAAP) was $(0.1) million or (1)% versus $(1.4) million or (34)% in the same quarter last year. Non-GAAP Gross Margin was $2.9 million or 19% versus $0.0 million or 1% in the same quarter last year. The year-over-year increase in Non-GAAP Gross Margin resulted from an increased mix of software service revenues and higher-margin hardware deliveries.

Net Loss increased to $(82.6) million versus $(17.5) million in the same period last year. The larger loss was primarily due to a $66 million non-cash charge from the revaluation of warrants tied to an increase in the value of the underlying stock, partially offset by higher margins and lower operating expenses.

Adjusted EBITDA was $(4.1) million compared to $(9.7) million in the same quarter last year. The improved Adjusted EBITDA results were driven by higher gross margins and lower operating expenses reflecting the success in our channel strategy driving lower customer acquisition costs.

Operating Results

Contracted Assets Under Management ("AUM") more than doubled year-over-year to 1.10 GWh, driven by increased commercial activity and the addition of the 345 megawatt hour (MWh) Electrodes Holdings, LLC portfolio. Contracted AUM increased by 10% sequentially as new systems came in service.

The Company’s 12-month forward Pipeline was $1.43 billion as of March 31, 2021 representing significant year-over-year growth. The Gross Pipeline was $1.27 billion as of March 31, 2020. The Company updated its definition of Pipeline from “Gross” to “12-month forward” during 2020.

Contracted Backlog increased 20% sequentially, from $184 million as of December 31, 2020 to $221 million as of March 31, 2021. The increase in contracted backlog resulted from strong bookings of $51 million tied to increased commercial activity, particularly in the FTM market, which more than offset recognized revenue. The growth in bookings represents a 150% year-over-year increase from the $20M recorded in the quarter ended March 31, 2020.

Business Highlights
On April 28, 2021, Stem completed its business combination with Star Peak, and on April 29, 2021 began trading under the ticker symbol “STEM” on the New York Stock Exchange (NYSE). All prior Stem shareholders rolled 100% of their equity holdings into the new public company.
On April 14, 2021, Stem announced it had completed six months of successful operation of the 345 MWh energy storage portfolio owned by Electrodes. Customers in the 86-site portfolio realized more than 30% greater monthly energy savings compared to the previous software provider. Stem seamlessly onboarded the portfolio to its AthenaTM smart energy storage software within two months of being awarded the exclusive contract.
On March 2, 2021, Stem announced the installation of its largest Massachusetts “solar plus storage” site. Located in Haverhill, MA, the 9 MWh battery will generate revenues from multiple value streams by enabling Stem's partner Kearsarge Energy’s storage system to participate in the Solar Massachusetts Renewable Target (SMART) program, New England wholesale energy markets, and Massachusetts’s Clean Peak Energy Standard program.

Outlook
The Company reaffirms its previously issued guidance, which includes revenue of $147 million and Adjusted EBITDA of $(25) million for the full year 2021. Consistent with prior guidance, Stem reaffirms the remaining expected 2021 quarterly revenue as follows: 2Q 5-15%, Q3 20-30%, 4Q 50-60%.
The Company has contracted for sufficient supply chain commitments to meet its 2021 revenue goal and will continue to diversify its supply chain, adopt alternative technologies, and utilize its balance sheet to meet the significant growth in customer demand..

Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release, such as Non-GAAP Gross Margin and Adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

About Stem, Inc.
Stem, Inc. (NYSE: STEM) provides solutions that address the challenges of today’s dynamic energy market. By combining advanced energy storage solutions with Athena™, a world-class AI-powered analytics platform, Stem enables customers and partners to optimize energy use by automatically switching between battery power, onsite generation and grid power. Stem’s solutions help enterprise customers benefit from a clean, adaptive energy infrastructure and achieve a wide variety of goals, including expense reduction, resilience, sustainability, environmental and corporate responsibility and innovation. Stem also offers full support for solar partners interested in adding storage to standalone, community or commercial solar projects – both behind and in front of the meter. For more information, visit www.stem.com.

Forward-Looking Statements
Certain statements in this communication may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate," “believe," “predict,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Stem and its management, depend upon inherently uncertain factors that may cause actual results to differ materially from current expectations, including, but not limited to: Stem’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Stem to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks relating to the development and performance of Stem’s energy storage systems and software-enabled services; the possibility that Stem may be adversely affected by other economic, business and/or competitive factors; the ability to maintain the listing of Stem’s securities on the NYSE following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of Stem; changes in applicable laws or regulations; Stem’s estimates of its financial performance; the outcome of any legal proceedings that may be instituted against Stem or others following the consummation of the business combination; the impact of the COVID-19 pandemic and its effect on Stem’s business, financial condition and results of operations; and other risks and uncertainties set forth in the section entitled “Risk Factors” in the definitive proxy statement relating to the business combination filed by Star Peak on March 30, 2021 and other documents Stem files with the SEC in the future. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. We caution you that the foregoing list of factors is not exhaustive, and readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Stem does not undertake any duty to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Stem Investor Contacts
Ted Durbin, Stem
Marc Silverberg, ICR
IR@stem.com
(847) 905-4400

Stem Media Contacts
Cory Ziskind, ICR
stemPR@icrinc.com
Source: Stem, Inc.

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STEM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$9,873	$6,942
Accounts receivable, net	14,567	13,572
Inventory, net	22,309	20,843
Other current assets (includes $1,485 and $123 due from related parties as of March 31, 2021 and December 31, 2020, respectively)	6,587	7,920
Total current assets	53,336	49,277
Energy storage systems, net	119,842	123,703
Contract origination costs, net	10,981	10,404
Goodwill	1,666	1,739
Intangible assets, net	12,170	12,087
Other noncurrent assets	14,395	8,640
Total assets	$212,390	$205,850
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$21,721	$13,749
Accrued liabilities	17,084	16,072
Accrued payroll	6,512	5,976
Notes payable, current portion	36,182	33,683
Convertible promissory notes (includes $45,385 and $45,271 due to related parties as of March 31, 2021 and December 31, 2020, respectively)	68,868	67,590
Financing obligation, current portion	18,052	14,914
Deferred revenue, current	38,762	36,942
Other current liabilities (includes $321 and $399 due to related parties as of March 31, 2021 and December 31, 2020, respectively)	1,069	1,589
Total current liabilities	208,250	190,515
Deferred revenue, noncurrent	16,640	15,468
Asset retirement obligation	4,150	4,137
Notes payable, noncurrent	6,418	4,612
Financing obligation, noncurrent	70,059	73,128
Warrant liabilities	161,486	95,342
Lease liability, noncurrent	41	57
Total liabilities	467,044	383,259
Commitments and contingencies (Note 13)
Convertible preferred stock, $0.00001 par value; 409,351,021 shares authorized as of March 31, 2021 and December 31, 2020; 175,528,225 and 175,437,783 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; (liquidation preference of $258,084 and $257,947 as of March 31, 2021 and December 31, 2020, respectively)	220,955	220,563
Stockholders’ Deficit:
Series 1 convertible preferred stock, $0.00001 par value; 4,305 shares authorized as of March 31, 2021 and December 31, 2020; 2,961 shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.000001 par value; 474,728,323 shares authorized as of March 31, 2021 and December 31, 2020; 17,694,228 and 11,228,371 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	14,726	10,061
Accumulated other comprehensive income (loss)	59	(192)
Accumulated deficit	(490,394)	(407,841)
Total stockholders’ deficit	(475,609)	(397,972)
Total liabilities, convertible preferred stock and stockholders’ deficit	$212,390	$205,850

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Services revenue	$4,881	$3,393
Hardware revenue	10,539	718
Total revenue	15,420	4,111
Cost of service revenue	6,905	4,762
Cost of hardware revenue	8,632	751
Total cost of revenue	15,537	5,513
Gross margin	(117)	(1,402)
Operating expenses:
Sales and marketing	2,667	4,397
Research and development	4,407	3,395
General and administrative	2,692	3,004
Total operating expenses	9,766	10,796
Loss from operations	(9,883)	(12,198)
Other income (expense), net:
Interest expense	(6,233)	(4,369)
Change in fair value of warrants and embedded derivative	(66,397)	1,009
Other expenses, net	(40)	(1,913)
Total other income (expense)	(72,670)	(5,273)
Loss before income taxes	(82,553)	(17,471)
Income tax expense	—	—
Net loss	$(82,553)	$(17,471)
Net loss per share attributable to common shareholders, basic and diluted	$(6.73)	$(2.97)
Weighted-average shares used in computing net loss per share, basic and diluted	12,263,160	9,075,646

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(82,553)	$(17,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,079	3,994
Non-cash interest expense, including interest expenses associated with debt issuance costs	3,902	2,116
Stock-based compensation	760	456
Change in fair value of warrant liability and embedded derivative	66,397	(1,009)
Noncash lease expense	160	141
Accretion expense	50	114
Impairment of energy storage systems	613	237
Changes in operating assets and liabilities:
Accounts receivable	(955)	206
Inventory	(1,466)	(5,104)
Other assets	(4,690)	(2,660)
Contract origination costs	(779)	(742)
Accounts payable and accrued expenses	8,640	1,081
Deferred revenue	2,992	8,016
Lease liabilities	(176)	(152)
Other liabilities	199	107
Net cash used in operating activities	(1,827)	(10,670)
INVESTING ACTIVITIES
Purchase of energy storage systems	(1,525)	(1,911)
Capital expenditures on internally-developed software	(1,238)	(1,399)
Net cash used in investing activities	(2,763)	(3,310)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and warrants	2,894	21
Proceeds from financing obligations	2,732	3,912
Repayment of financing obligations	(3,369)	(1,860)
Proceeds from issuance of convertible notes, net of issuance costs of $8 and $238 for the three months ended March 31, 2021 and 2020, respectively	1,118	14,050
Proceeds from issuance of notes payable	3,879	—
Repayment of notes payable	(161)	(3,968)
Net cash provided by financing activities	7,093	12,155
Effect of exchange rate changes on cash and cash equivalents	428	(184)
Net increase (decrease) in cash and cash equivalents	2,931	(2,009)
Cash and cash equivalents, beginning of year	6,942	12,889
Cash and cash equivalents, end of period	$9,873	$10,880
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$1,480	$1,895
NON-CASH INVESTING AND FINANCING ACTIVITIES
Change in asset retirement costs and asset retirement obligation	$37	$4
Purchases of energy storage systems in accounts payable	$1,260	$66
Conversion of accrued interest into outstanding note payable	$256	$—
Settlement of warrant liability into preferred stock due to exercise	$253	$—
Stock-based compensation capitalized to internal-use software	$24	$—

STEM, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages; unaudited)

The following table provides a reconciliation of Net loss to Adjusted EBITDA:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net loss	$(82,553)	$(17,471)
Adjusted to exclude the following:
Depreciation and amortization	5,079	3,994
Interest expense	6,233	4,369
Stock-based compensation	760	456
Change in fair value of warrants and embedded derivative	66,397	(1,009)
Adjusted EBITDA	$(4,084)	$(9,661)

The following table provides a reconciliation of Gross Margin (GAAP) to Non-GAAP Gross Margin:

$ millions unless otherwise noted
	Three Months Ended March 31,
	2021	2020

Revenue	$15.4	$4.1
Cost of Good Sold	(15.5)	(5.5)
Gross Margin (GAAP)	$(0.1)	$(1.4)
Gross Margin % (GAAP)	(1)%	(34)%

Adjustments to Gross Margin
Amortization of Capitalized Software	$1.2	$0.9
Impairments	0.9	0.5
Other Adjustments	0.9	0.0
Non-GAAP Gross Margin	$2.9	$0.0
Non-GAAP Gross Margin %	19%	1%

The following table provides a reconciliation of current backlog to prior quarter backlog:

$ millions
Period ending 4Q 2020	$184
Add: Bookings	51
Less: Revenue	(15)
Other	1
Period ending 1Q 2021	$221

Key Definitions:

Item	Definition
12-Month Pipeline
Total value of uncontracted, potential hardware and software revenue from opportunities currently in process by Stem direct salesforce and channel partners which have a reasonable likelihood of contract execution within 12 months
•Market participation revenue is excluded from pipeline

Gross Pipeline
Total value of uncontracted, potential hardware and software revenue from opportunities currently in process by Stem direct salesforce and channel partners
•Market participation revenue is excluded from pipeline

Bookings
Total value of executed customer agreements, as measured during a given period (e.g. quarterly booking or annual booking)
•Customer contracts are typically executed 6-12 months ahead of installation
•Booking amount typically includes:
a.Hardware revenue, which is typically recognized at delivery of system to customer,
b.Software revenue, which represents total nominal software contract value recognized ratably over the contract period,
c.Market participation revenue is excluded from booking value

Contracted Backlog
Total value of bookings in dollars, as reflected on a specific date
•Backlog increases as new contracts are executed (bookings)
•Backlog decreases as integrated storage systems are delivered and recognized as revenue

Contracted AUM	Total MWh of systems in operation or under contract